UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2007

KKR FINANCIAL HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33437 (Commission File Number)	11-3801844 (IRS Employer Identification No.)

555 California Street, 50th Floor San Francisco, California (Address of principal executive offices)	94104 (Zip Code)

(415) 315-3620

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 20, 2007, KKR Financial Holdings LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), entered into share subscription agreements (the “Share Subscription Agreements”) for the sale (the “Common Share Offering”) by the Company to seven unaffiliated institutional investors in separately negotiated public transactions registered under the Securities Act of 1933 of an aggregate of 16,000,000 of its common shares at a price of $14.40 per share, which was the closing price of KFN’s common shares on the NYSE on August 17, 2007.

The Company expects the consummation of the sale of the common shares to occur on or prior to August 21, 2007. Proceeds from the transaction total $230.4 million and the Company will use the net proceeds for general corporate purposes.

A copy of the form of Share Subscription Agreement is filed herewith as Exhibit 10.1.

Item 7.01               Regulation FD Disclosure.

On August 20, 2007, KKR Financial Holdings LLC issued a press release announcing an investor conference call relating to the Common Share Offering and a rights offering to its common shareholders and a related backstop commitment.  A copy of the press release is attached as Exhibit 99.1.

In addition, on August 20, 2007, the Company posted a management presentation relating to the Company on its website, http://www.kkrkfn.com, via a link from the Investor Relations section.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth under this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
Exhibit 10.1	Form of Share Subscription Agreement by and between KKR Financial Holdings LLC and the purchasers party thereto.
Exhibit 99.1	Press Release dated August 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

Date: August 20, 2007	By:	/s/ Jeffrey B. Van Horn
	Name:	Jeffrey B. Van Horn
	Title:	Chief Financial Officer